UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive, Lisle Illinois 60532

(Address of Principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to Term Loan Facility

On April 2, 2013, Navistar International Corporation (“Parent”) and Navistar, Inc., (the “Borrower”), entered into a First Amendment (the “Term Amendment”) to each of (a) the Term Loan Credit Agreement, dated as of August 17, 2012, among Parent, the Borrower, the Lenders (as defined therein) from time to time party thereto, and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent, (b) the Guarantee and Collateral Agreement, dated as of August 17, 2012, among Parent, the Borrower and certain other Subsidiaries of Parent party thereto and JPMCB, as Collateral Agent, and (c) the Collateral Cooperation Agreement, dated as of August 17, 2012, by and among Bank of America, N.A., in its capacity as administrative agent for the ABL Secured Parties (as defined therein), and JPMCB, in its capacity as administrative and collateral agent for the Term Secured Parties (as defined therein). J.P. Morgan Securities LLC was appointed to act as sole lead arranger and sole bookrunner in connection with this Term Amendment. As a condition precedent to the effectiveness of the Term Amendment, the Company was required to use the net proceeds from the completed sale of $300,000,000 aggregate principal amount of its 8.25% Senior Notes due 2021 to repay a portion of the outstanding Tranche B Term Loans (as defined in the Credit Agreement).

The Borrower’s remaining Tranche B Term Loans under the Credit Agreement were repriced pursuant to the Term Amendment. Under the terms of the Term Amendment, the interest rate on the outstanding Tranche B Term Loans is based, at the Borrower’s option, on an adjusted eurodollar rate, plus a margin of 4.50%, or an alternate base rate, plus a margin of 3.50%. The adjusted eurodollar rate was amended to reduce the eurodollar rate “floor” to 1.25%. The repricing reflects a 1.00% decrease in the margin for both eurodollar rate loans and alternate base rate loans, and a .25% decrease in the eurodollar rate “floor”. The maturity of the Tranche B Term Loans was amended to be August 17, 2017.

The call protection on the Tranche B Term Loans was extended to twenty-four months from April 2, 2013. The security for the borrowings under the Credit Agreement was amended to remove used truck inventory, which assets were provided as additional collateral for borrowings under the ABL Credit Agreement (as defined below). Certain provisions under the asset disposition, incurrence of indebtedness and restricted payment covenants in the Credit Agreement were amended to provide incremental flexibility for the Company as further set forth in the Term Amendment.

In connection with the prepayment and repricing of such Tranche B Term Loans, the Borrower was required to pay to the Tranche B Term Lenders a premium of 1.0% of the aggregate outstanding amount of such Tranche B Term Loans.

The foregoing description of the Term Amendment is qualified in its entirety by reference to the Term Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

Amendment to ABL Facility

Contemporaneously with entering into the Term Amendment, the Borrower entered into an Amendment No. 1 (the “ABL Amendment”) to (a) the Amended and Restated ABL Credit Agreement (the “ABL Credit Agreement”), dated as of August 17, 2012, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the “ABL Agent”), and (b) the Amended and Restated Security Agreement, dated as of August 17, 2012 (the “ABL Security Agreement”), between the Borrower and the ABL Agent, pursuant to which used truck inventory (and certain related assets) of the Borrower were included in the assets securing borrowings under the ABL Credit Agreement. The borrowing base was amended to include the lesser of (i) 65% of eligible used truck inventory, valued at the lower of cost and market value, and (ii) 85% of the net orderly liquidation value of eligible used truck inventory. In connection with the addition of such assets to the borrowing base, certain adjustments were made to the covenants to reflect the additional assets included in the borrowing base. The Borrower paid a fee of $175,000 to its asset based lenders in connection with the ABL Amendment.

The foregoing description of the ABL Amendment is qualified in its entirety by reference to the ABL Amendment, which is filed as Exhibit 10.2 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events

The Borrower has determined that the adoption of the Term Amendment constituted a “significant modification” of the Tranche B Term Loans for federal income tax purposes. Consequently, for federal income tax purposes, the Borrower is deemed to have satisfied the Tranche B Term Loans by issuing new indebtedness having the terms contained in the Term Amendment.

The amount treated for federal income tax purposes as realized by holders of the Tranche B Term Loans as a result of the adoption of the Term Amendment is the “issue price” of the deemed new indebtedness. The issue price of the deemed new indebtedness is equal to the fair market value of the Tranche B Term Loans immediately following the adoption of the Term Amendment if the Tranche B Term Loans are “traded on an established securities market” within the meaning of the applicable federal income tax regulations.

Based on information provided by JPMCB, the Borrower has determined that (i) the Tranche B Term Loans are traded on an established securities market within the meaning of the applicable federal income tax regulations and (ii) the fair market value of the amended Tranche B Term Loans is $1,012.50 for each $1,000.00 of principal amount. According to the applicable federal income tax regulations, the Borrower’s determination of the fair market value of the amended Tranche B Term Loans is binding on any holder of such indebtedness unless such holder explicitly discloses that its determination differs from the Borrower’s determination, and describes the basis for making that determination, on its timely filed federal income tax return for the holder’s taxable year that includes the date on which the Term Amendment was adopted.

The statements set forth above are provided solely for the purpose of satisfying certain information disclosure requirements set forth in the federal income tax regulations and do not constitute tax advice. Neither the Parent nor the Borrower have sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements set forth above, and there can be no assurance that the IRS will agree with such statements. Each holder of indebtedness under the Borrower’s Loan Credit Agreement is urged to consult with its own tax advisors to determine the federal income tax consequences, as well as any state, local, foreign and other federal tax consequences, of the adoption of the Term Amendment.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	First Amendment to the Term Loan Credit Agreement, the Guarantee and Collateral Agreement, and the Collateral Cooperation Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, Navistar International Corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.2	Amendment No. 1 to the Amended and Restated ABL Credit Agreement and the Amended and Restated Security Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Andrew J. Cederoth
Date: April 8, 2013	Name:	Andrew J. Cederoth
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Term Loan Credit Agreement, the Guarantee and Collateral Agreement, and the Collateral Cooperation Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, Navistar International Corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Exhibit 10.2	Amendment No. 1 to the Amended and Restated ABL Credit Agreement and the Amended and Restated Security Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, the financial institutions party hereto, and Bank of America, N.A., as Administrative Agent.